EXHIBIT 21

                         Subsidiaries of Techdyne, Inc.
                         ------------------------------

                                                               PERCENTAGE
                                      JURISDICTION OF           OWNED BY
SUBSIDIARIES                           INCORPORATION           REGISTRANT
------------                           -------------           ----------

Lytton Incorporated                      Delaware                 100%

Techdyne (Europe) Ltd.                   Scotland                 100%

Techdyne (Livingston) Limited            Scotland                 100%